Exhibit 32.2

CERTIFICATION

The undersigned, Terrence G. Gallagher, Vice President and Chief Financial Officer of ANADIGICS, Inc. (the "Company"), hereby certifies that the Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 9, 2012

By:	/s/ Terrence G. Gallagher
Terrence G. Gallagher
Vice President and Chief Financial Officer